Calculation of Filing Fee Tables
S-3
CONSTELLATION BRANDS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	457(r)	21,274,829	$ 129.37	$ 2,752,324,627.73	0.0001381	$ 380,096.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,752,324,627.73		$ 380,096.03
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 380,096.03
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registration statement on Form S-3ASR (File No. 333-291350) of Constellation Brands, Inc. (the "Registrant") filed on November 7, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). (2) Represents up to 21,274,829 shares of the Registrant's Class A Common Stock, par value $0.01 per share ("Common Stock") issued to the selling stockholders named in the prospectus supplement. (3) Pursuant to Rule 416 under the Securities Act, the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on November 6, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Constellation Brands, Inc.	S-3	333-268289	11/10/2022		$ 380,096.03	Equity	Class A Common Stock, par value $0.01 per share	21,274,829	$ 2,752,324,627.73
Fee Offset Sources	3	Constellation Brands, Inc.	S-3	333-268289		11/10/2022						$ 796,718.70
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated the offering that included the Unsold Shares associated with the claimed offset under the prior prospectus supplement.

Offset Note
[2]	The Registrant previously filed a prospectus supplement, dated November 10, 2022, to a prospectus, dated November 10, 2022, constituting part of its Registration Statement on Form S-3 (File No. 333-268289) relating to the offer and sale of 29,870,072 shares of Common Stock, of which 21,274,829 shares (the "Unsold Shares") remain unsold, and for which a filing fee of $796,718.70 was paid. Pursuant to Rule 457(p) under the Securities Act, the filing fee due hereunder is offset by the amount of filing fees of $380,096.03 associated with the Unsold Shares. The Registrant has terminated the offering that included the Unsold Shares associated with the claimed offset under the prior prospectus supplement.

[3]	The Registrant previously filed a prospectus supplement, dated November 10, 2022, to a prospectus, dated November 10, 2022, constituting part of its Registration Statement on Form S-3 (File No. 333-268289) relating to the offer and sale of 29,870,072 shares of Common Stock, of which 21,274,829 shares (the "Unsold Shares") remain unsold, and for which a filing fee of $796,718.70 was paid. Pursuant to Rule 457(p) under the Securities Act, the filing fee due hereunder is offset by the amount of filing fees of $380,096.03 associated with the Unsold Shares. The Registrant has terminated the offering that included the Unsold Shares associated with the claimed offset under the prior prospectus supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A